Exhibit 3.3

SIXTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

UNITED STATES COMMODITY FUNDS LLC

Dated as of May 15, 2015

SIXTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

UNITED STATES COMMODITY FUNDS LLC

THIS SIXTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of UNITED STATES COMMODITY FUNDS LLC, is entered into as of the 15th day of May, 2015, by Wainwright Holdings, Inc., as the sole member of the limited liability company.

Recitals:

A.           The Company was formed as a Delaware limited liability company under the name “Standard Asset Management, LLC” by filing a certificate of formation pursuant to the Delaware Limited Liability Company Act (as amended from time to time, and together with any successor statute, the “Act”) that was accepted for filing by the Secretary of State on May 10, 2005 and amended on June 10, 2005 to rename the Company “Victoria Bay Asset Management, LLC”; and

B.           Whereas this Sixth Amended and Restated Limited Liability Company Agreement amends the limited liability company agreement dated as of May 10, 2005 as amended and restated July 11, 2011 (the “LLC Agreement”);

C.           The Member desires to amend and restate the LLC Agreement to require the Management Directors to establish and maintain an Audit Committee, as defined in Section 6.2 of this amended and restated LLC Agreement, in compliance with both funds for which the Company acts as a general partner, as well as acts as sponsor of series statutory trusts.

NOW, THEREFORE, the Member, intending to be legally bound hereby, agrees as follows:

ARTICLE I
DEFINITIONS

When used in this Sixth Amended and Restated Limited Liability Company Agreement, the following terms shall have the respective meanings assigned to them in this Article I or in the Sections referenced below:

“Act” shall have the meaning specified in the recitals to this Agreement.

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“Agreement” means this Sixth Amended and Restated Limited Liability Company Agreement, as amended from time to time.

“Board of Directors” means the board of directors of the Company provided for in Article IV of this Agreement.

“Certificate” means the Certificate of Formation of the Company filed in the office of the Secretary of State on May 10, 2005, as amended from time to time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” the Delaware limited liability company known as “United States Commodity Funds LLC”, as such limited liability company may be constituted from time to time.

“Indemnitee” shall have the meaning specified in Section 10.1(a).

“Management Director” shall mean a Person selected in accordance with Article IV of this Agreement who shall have the powers and duties to manage the business and affairs of the Company and exercise its powers to the extent set forth in this Agreement, the Certificate and the Act. Each Management Director shall be a “manager” of the Company within the meaning of the Act.

“Member” means Wainwright Holding, Inc., a Delaware corporation, and its successors.

“Non-Management Director” shall mean any Person selected in accordance with Article IV of this Agreement who is not a Management Director.

“Official Capacity” shall have the meaning specified in Section 10.1(b).

“Person” means any individual, corporation, limited liability company, partnership, trust, estate or other entity.

“Proceeding” shall have the meaning specified in Section 10.1(c).

“Property” means any Company property, real or personal, tangible or intangible, including but not limited to any legal or equitable interest in such property, ownership interests in entities owning real or personal property, and money.

“Regulations” means, except where the context indicates otherwise, the final, temporary, or proposed regulations of the Department of the Treasury under the Code as such regulations may be lawfully changed from time to time.

“Secretary of State” means the Secretary of State of the State of Delaware.

“U.S.” means the United States of America.

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ARTICLE II
ORGANIZATIONAL MATTERS

Section 2.1           Formation and Continuation.

(a)          The Company was formed upon the issuance by the Secretary of State of the Certificate for the Company. Nicholas D. Gerber is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and file such certificate of formation, and any action taken prior to the execution of this Agreement in connection therewith by any such person is hereby ratified and confirmed. The Management Directors may designate any person to be an authorized person, within the meaning of the Act.

(b)          The Company shall continue in existence from the date of its formation in perpetuity, unless earlier dissolved pursuant to Article XI of this Agreement.

(c)          The parties hereto intend that this Agreement shall constitute a “limited liability company agreement” within the meaning of Section 18-101(7) of the Act.

Section 2.2           Name. The name of the Company is “United States Commodity Funds LLC”. The name of the Company may be changed from time to time by amendment of the Certificate. The Company may transact business under an assumed name by filing an assumed name certificate in the manner prescribed by applicable law.

Section 2.3           Purposes. The Company may engage in any lawful business unless a more limited purpose is stated in the Certificate.

Section 2.4           Powers. The Company shall have the powers provided for a limited liability company under the Act and any powers otherwise allowed under any applicable law.

Section 2.5           Offices: Statutory Agent.

(a)          The Company’s principal office and the address thereof may be established and changed from time to time by the Management Directors.

(b)          The registered office of the Company in Delaware shall be the office of the statutory agent of the Company in Delaware. The statutory agent of the Company in Delaware is the Corporation Service Company and its address in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The Company’s registered office, registered agent and the addresses thereof may be changed from time to time by the Management Directors in accordance with the Act.

(c)          The Company may also have offices at such other places, both within and without the State of Delaware, as the Management Directors may from time to time determine or the business of the Company may require.

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ARTICLE III
MEMBER

Section 3.1           Membership Interest. The Member is admitted as a member of the Company upon the execution and delivery of this Agreement, and is the only member of the Company. The Member has a one hundred percent (100%) interest in the Company and in the profits and losses thereof.

Section 3.2           Capital Contribution. The Member made an initial contribution to the capital of the Company, in cash, the amount of $1,000.00 at time the Company was formed. The Member is not obligated to make any additional capital contributions to the Company.

Section 3.3           Uncertificated Membership Interest. No certificates shall be issued evidencing the membership interest in the Company.

Section 3.4           Rights of the Member. The Member, in its capacity as such, shall take no part in the management or control of the Company’s business and shall have no right to act for or bind the Company or to vote on matters other than the matters specified in this Agreement or required by any non-waivable provision of the Act.

ARTICLE IV
DIRECTORS

Section 4.1           Number and Qualification. There shall be seven Directors, four of which shall be Management Directors and three of which shall be Non-Management Directors. The Management Directors may change the number of Management Directors and Non-Management Directors from time to time by written consent of the Management Directors. Directors need not be residents of the State of Delaware. The Member shall elect the Management Directors and the Non-Management Directors.

Section 4.2           Election and Term of Office. The Directors shall be elected by written consent of the Member. Each Director elected shall hold office until his successor shall be chosen by written consent of the Member and shall qualify, or until his death or his resignation or removal in the manner hereinafter provided.

Section 4.3           Resignation. Any Director may resign at any time by giving written notice to the President or Secretary of the Company. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.4           Removal. By written consent of the Member, any Director or Directors, including all of the Directors, may be removed, either with or without cause.

Section 4.5           Vacancies. Any vacancy occurring in the Directors (including a vacancy resulting from an increase in the authorized number of Directors) may be filled by the written consent of the Member. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

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Section 4.6           General Powers. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Management Directors, subject to the terms of this Agreement. The Non-Management Directors shall only have such authority as the Management Directors expressly confer upon them. Notwithstanding the foregoing provisions of this Section 4.6, Nicholas D. Gerber, so long as he shall remain a Management Director and in his capacity as such, shall have the right to act for and bind the Company, but no other individual Management Director, in his capacity as such, shall have the right to act for or bind the Company.

Section 4.7           Compensation. Management Directors as such shall not receive any stated salary for their service, but expenses of attendance, if any, may be allowed for attendance at any regular or special meeting of the Directors or a committee thereof, provided that nothing herein contained shall be construed to preclude any Management Director from serving the Company in any other capacity and receiving compensation therefore.

Non-Management Directors may receive compensation for their services together with expenses of attendance, if any, for attendance at any regular or special meeting of the Directors or a committee thereof, as such compensation and expenses may be determined from time to time by the Management Directors.

ARTICLE V
Meetings of Directors

Section 5.1           Place of Meeting. The Directors of the Company may hold their meetings, both regular and special, either within or without the State of Delaware.

Section 5.2           Annual Meeting. An annual meeting of the Directors shall be held at such time and place as shall be fixed by the consent in writing of a majority of the Directors, and no notice to the newly elected Directors of such meeting shall be necessary in order legally to constitute the meeting, provided a quorum shall be present.

Section 5.3           Regular Meetings. Regular meetings of the Directors, in addition to the annual meetings referred to in Section 5.2, may be held without notice at such time and place as shall from time to time be determined by the Directors.

Section 5.4           Special Meetings. Special meetings of the Directors may be called by the Chairman, if one shall be elected, the Vice Chairman, if one shall be elected, or by the President, on one (1) day’s notice (oral or written) to each Director. Special meetings shall be called by the President or the Secretary on like notice on the written request of any Director. Neither the purpose of, nor the business to be transacted at, any special meeting of the Directors need be specified in the notice or waiver of notice of such meeting.

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Section 5.5           Quorum and Action. At all meetings of the Directors, the presence of a majority of the number of Management Directors fixed by or in accordance with this Agreement shall be necessary and sufficient to constitute a quorum for the transaction of business. Subject to the preceding sentence, the act of a majority of the Management Directors at any meeting at which a quorum is present shall be the act of the Directors unless the act of a greater number is required by law, the Certificate or this Agreement. If a quorum shall not be present at any meeting of the Directors, the Directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.

Section 5.6           Presumption of Assent to Action. A Director who is present at a meeting of the Directors at which action on any matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who votes in favor of such action.

Section 5.7           Telephonic Meetings. Directors may participate in and hold a meeting of the Directors by means of conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a Director participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 5.8           Action Without Meeting. Any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the Management Directors, or members of the committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting.

Section 5.9           Waiver of Notice. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

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ARTICLE VI
COMMITTEES OF THE DIRECTORS

Section 6.1           Company and Authorities. Subject to Section 6.2, the Management Directors, by written consent, may designate from among the Directors one or more committees, each of which shall be comprised of one or more Directors, and may designate one or more Directors as alternate members of any committee, who may, subject to any limitations imposed by the Management Directors, replace absent or disqualified Directors at any meeting of that committee. Any such committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Directors in the business and affairs of the Company, subject to the limitations set forth in the Act or this Agreement and Section 6.2. The members of each such committee shall serve at the pleasure of the Management Directors, subject to the limitations set forth in Section 6.2.

Section 6.2           Audit Committee.

(a)          The audit committee shall consist of all of the Non-Management Directors.

(b)          Notwithstanding anything in this Agreement to the contrary, the Management Directors shall establish and maintain an audit committee in compliance with, and granted the requisite authority and funding pursuant to, any applicable (1) federal securities laws and regulations, including the Sarbanes-Oxley Act of 2002, and (2) rules, policies and procedures of any national securities exchange on which the securities issued by any of United States Oil Fund, LP, United States Natural Gas Fund, LP, United States 12 Month Oil Fund, LP, United States Gasoline Fund, LP, United States Heating Oil Fund, LP, United States 12 Month Natural Gas Fund, LP, United States Brent Oil Fund, LP, United States Short Oil Fund, LP, all series funds organized under the United States Commodity Index Funds Trust, all series funds organized under the United States Commodity Funds Trust I, all series funds organized under the United States Commodity Funds Trust II or any other fund for which the Company acts as general partner or sponsor, where such securities are registered with the United States Securities and Exchange Commission and/or are listed and traded on any U.S. or foreign exchange.

Section 6.3           Minutes and Rules of Procedure. Each committee designated by the Management Directors shall keep regular minutes of its proceedings and report the same to the Management Directors when required. Subject to the provisions of this Agreement, the members of any committee may fix such committee’s own rules of procedure.

Section 6.4           Vacancies. The Management Directors shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, any committee, provided that with respect to the audit committee, the Management Directors shall only have the power to fill vacancies and change the membership of such committee to the extent permitted by Section 6.2.

Section 6.5           Telephonic Meetings. Members of any committee designated by the Management Directors may participate in or hold a meeting by use of conference telephone or similar communications equipment by means of which all committee members participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a committee member participates in the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

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Section 6.6           Action Without Meeting. Any action required or permitted to be taken at a meeting of any committee designated by the Management Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the committee, and such consent shall have the same force and effect as a unanimous vote at a meeting.

Section 6.7           Resolution of Conflicts. Should any conflicts arise among the Management Directors regarding the operations of Fund, the audit committee, consisting of the Non-Management Directors will resolve the conflict.

ARTICLE VII
OFFICERS

Section 7.1           Positions and Powers. The Management Directors may, by written consent, appoint a President, one or more Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries, one or more Assistant Treasurers and other officers. One individual may hold any two or more of these offices.

(b)          Every officer is an agent of the Company for the purpose of its business. The act of an officer, including the execution in the name of the Company of any instrument for apparently carrying on in the usual way the business of the Company, binds the Company unless the officer so acting otherwise lacks authority to act for the Company and the Person with whom the officer is dealing has knowledge of the fact that the officer has no such authority.

Section 7.2           Election, Term of Office and Qualification. Any officer duly appointed by the Management Directors shall hold office until his successor shall have been duly appointed and qualified or until his death or his resignation or removal in the manner hereinafter provided.

Section 7.3           Resignation. Any officer may resign at any time by giving written notice thereof to the Management Directors or to the President or Secretary of the Company. Any such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 7.4           Removal. Any officer may be removed at any time with or without cause by written consent of the Management Directors. The removal of any officer shall be without prejudice to the contract rights, if any, of the individual so removed. Appointment of an officer or agent shall not of itself create any contract rights.

Section 7.5           Vacancies. A vacancy in any office may be filled for the unexpired portion of the term by the Management Directors by written consent.

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Section 7.6           The President. The President shall be the chief executive officer of the Company. He shall have general and active management of the business of the Company, shall have the general supervision and direction of all other officers of the Company with full power to see that their duties are properly performed and shall see that all orders and resolutions of the Management Directors are carried into effect. Without limiting the authority of the Management Directors to sign deeds, bonds, mortgages, contracts and other documents on behalf of the Company, the President may sign, with any other proper officer, any deeds, bonds, mortgages, contracts and other documents which the Management Directors have authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Management Directors or this Agreement to some other officer or agent of the Company. In addition, the President shall perform whatever duties and shall exercise all the powers that are given to him by the Management Directors. The President shall act as “Principal Executive Officer” as that term is defined under applicable rules and forms of the U.S. Securities and Exchange Commission (“SEC”), and shall have the requisite experience and background to function as such.

Section 7.7           The Vice Presidents. The Vice Presidents shall perform the duties as are given to them by this Agreement and as may from time to time be assigned to them by the Management Directors or by the President. At the request of the President, or in his absence or disability, the Vice President designated by the President (or in the absence of such designation, the senior Vice President), shall perform the duties and exercise the powers of the President.

Section 7.8           The Secretary. The Secretary shall be custodian of the limited liability company records and shall perform such other duties as may be prescribed by the Management Directors or by the President, under whose supervision he shall be. He shall keep in safe custody the seal of the Company and, when authorized by the Management Directors, affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

Section 7.9           Assistant Secretaries. The Assistant Secretaries shall perform the duties as are given to them by this Agreement or as may from time to time be assigned to them by the Management Directors or by the Secretary. At the request of the Secretary, or in his absence or disability, the Assistant Secretary designated by the Secretary (or in the absence of such designation the senior Assistant Secretary), shall perform the duties and exercise the powers of the Secretary.

Section 7.10         The Treasurer. The Treasurer shall have custody of and be responsible for all funds and securities of the Company, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all monies and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Management Directors. He shall disburse the funds of the Company as may be ordered by the Management Directors, taking proper vouchers for such disbursements, and shall render to the President and the Management Directors, whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Company.

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Section 7.11         Assistant Treasurers. The Assistant Treasurers shall perform the duties as are given to them by this Agreement or as may from time to time be assigned to them by the Management Directors or by the Treasurer. At the request of the Treasurer, or in his absence or disability, the Assistant Treasurer, designated by the Treasurer (or in the absence of such designation, the senior Assistant Treasurer), shall perform the duties and exercise the powers of the Treasurer.

Section 7.12         Treasurer’s Bond. If required by the Management Directors, the Treasurer and any Assistant Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Management Directors for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company.

Section 7.13         The Chief Financial Officer. The Chief Financial Officer shall be responsible for financial control and planning of the Company. The Chief Financial Officer shall be in charge of (1) credit control, (2) preparing budgets and financial statements, (3) coordinating financing and fund raising, (4) monitoring expenditure and liquidity, (5) managing investment and taxation issues, (6) reporting financial performance to the Board, and (7) providing timely financial data to the President. The Chief Financial Officer shall act as “Principal Financial Officer” and “Principal Accounting Officer” as those terms are defined under applicable rules and forms of the SEC, and shall have the requisite experience and background to function as such.

Section 7.14         Other Officers. The Management Directors may appoint by written consent such other officers and agents as the Management Directors shall deem necessary who shall hold their offices for such terms, have such authority and perform such duties as the Management Directors may from time to time determine.

Section 7.15         Salaries. The salary or other compensation of officers may be fixed from time to time by the Management Directors.

ARTICLE VIII
CAPITAL ACCOUNT

Section 8.1           Capital Account. A capital account shall be maintained for the Member in accordance with § 704 (b) of the Code and the Regulations thereunder.

ARTICLE IX
DISTRIBUTIONS

Section 9.1           Distributions During Term of Company. The Management Directors in their sole discretion prior to dissolution of the Company may, but shall not be obligated to, distribute such Property of the Company, whether in cash or in kind, as the Management Directors may from time to time deem advisable, after the Management Directors have established such reserves as the Management Directors consider appropriate.

Section 9.2           Distributions Upon Liquidation. On the winding up of the Company pursuant to Section 11.2 hereof, all assets of the Company shall be distributed in accordance with Section 11.3.

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Section 9.3           Limitation on Distributions. Notwithstanding anything in this Agreement to the contrary, no distribution shall be made if it would not be permitted by the Act.

ARTICLE X
INDEMNIFICATION

Section 10.1         Definitions.

In this Article:

(a)          “Indemnitee” means (i) any present or former director or officer of the Company, and (ii) any person who while serving in any of the capacities referred to in clause (i) of this sentence served at the Company’s request as a director or officer of any other entity.

(b)          “Official Capacity” means the elective or appointive office of the Company held by such Person or the employment or agency relationship undertaken by such Person on behalf of the Company, but in each case does not include service for any other foreign or domestic limited liability company, corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

(c)          “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

Section 10.2         Indemnification. The Company shall indemnify every Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding in which he was, or is threatened to be, named as a defendant or respondent, or in which he was or is a witness without being named as a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Section 10.1, if it is determined in accordance with Section 10.4 that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in the Company’s best interests and, in all other cases, that his conduct was at least not opposed to the Company’s best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to the Company or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company. Except as provided in the proviso to the first sentence of this Section 10.2, no indemnification shall be made under this Section 10.2 in respect of any Proceeding in which such Indemnitee shall have been (x) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee’s Official Capacity, or (y) found liable to the Company. The termination of any Proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a), (b) or (c) in the first sentence of this Section 10.2. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall include, but not be limited to, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided herein shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

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Section 10.3         Successful Defense. Without limiting the generality of Section 10.2 and in addition to the indemnification provided for in Section 10.2, the Company shall indemnify every Indemnitee against reasonable expenses incurred by such Indemnitee in connection with any Proceeding in which he is a witness or a named defendant or respondent because he served in any of the capacities referred to in Section 10.1, if such Indemnitee has been wholly successful, on the merits or otherwise, in defense of the Proceeding.

Section 10.4         Determinations. Any indemnification under Section 10.2 (unless ordered by a court of competent jurisdiction) shall be made by the Company only upon a determination that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made by written consent of the Management Directors. Determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible. In the event a determination is made under this Section that the Indemnitee has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

Section 10.5         Advancement of Expenses. Reasonable expenses (including court costs and attorneys’ fees) incurred by an Indemnitee who was or is threatened to be made a named defendant or respondent in a Proceeding shall be paid by the Company at reasonable intervals in advance of the final disposition of such Proceeding, and without making any of the determinations specified in Section 10.4, after receipt by the Company of (a) a written affirmation by such Indemnitee of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company under this Article and (b) a written undertaking by or on behalf of such Indemnitee to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Article. Such written undertaking shall be an unlimited obligation of the Indemnitee but need not be secured, and it may be accepted without reference to financial ability to make repayment. Notwithstanding any other provision of this Article, the Company may pay or reimburse expenses incurred by an Indemnitee in connection with his appearance as a witness or other participation in a Proceeding at a time when he has not been named as a defendant or respondent in the Proceeding.

Section 10.6         Other Indemnification and Insurance. The indemnification provided by this Article shall (a) not be deemed exclusive of, or to preclude, any other right to which those seeking indemnification may at any time be entitled under the Certificate, any law, agreement or written consent of the Management Directors, or otherwise, or under any policy or policies of insurance purchased and maintained by the Company on behalf of any Indemnitee, both as to action in an Official Capacity and as to action in any other capacity, (b) continue as to a Person who has ceased to be in the capacity by reason of which he was an Indemnitee with respect to matters arising during the period he was in such capacity, (c) inure to the benefit of the heirs, executors and administrators of such a Person, and (d) not be required if and to the extent that the Person otherwise entitled to payment of such amounts hereunder has actually received payment herefore under any insurance policy, contract or otherwise.

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Section 10.7         Construction. The indemnification provided by this Article shall be subject to all valid and applicable laws, and in the event this Article or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Article shall be regarded as modified accordingly and, as so modified, to continue in full force and effect.

Section 10.8         Continuing Offer, Reliance, etc. The provisions of this Article (a) are for the benefit of, and may be enforced by, each Indemnitee of the Company, as if set forth in their entirety in a written instrument duly executed and delivered by the Company and such Indemnitee and (b) constitute a continuing offer to all present and future Indemnitees.

Section 10.9         Effect of Amendment. No amendment, modification or repeal of this Article or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitees to be indemnified by the Company, nor the obligation of the Company to indemnify any such Indemnitees, under and in accordance with the provisions of the Article as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

ARTICLE XI
DISSOLUTION AND FINAL LIQUIDATION

Section 11.1         Dissolution. Notwithstanding the retirement, resignation, expulsion, bankruptcy or dissolution of the Member, or the occurrence of any other event that terminates the continued membership of the Member in the Company, the term of the Company shall continue from the date of its formation in perpetuity, unless earlier dissolved on the earliest to occur of:

(a)          An election to dissolve the Company made by written consent of the Member; or

(b)          The entry of a decree of judicial dissolution under the Act.

Section 11.2         Winding Up. On the dissolution of the Company, the Company’s affairs shall be wound up as soon as reasonably practicable. The winding up shall be accomplished by the Management Directors.

Section 11.3         Distribution of Assets. On the winding up of the Company, its assets shall be applied in the manner, and in the order of priority, provided for in the Act.

Section 11.4         Revocation of Voluntary Dissolution Proceedings. At any time before the filing of a certificate of cancellation with the Secretary of State, the Company may revoke voluntary dissolution proceedings by the written consent of the Member.

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ARTICLE XII
AMENDMENT

Section 12.1         Amendment of Agreement. This Agreement may not be amended, supplemented or repealed except by the Member in writing.

ARTICLE XIII
GENERAL PROVISIONS

Section 13.1         Liability to Third Parties. Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member or any Director shall be obligated personally for any such debt, obligation or liability of the Company by reason of being the Member or a Director of the Company.

Section 13.2         Waiver of Notice. Whenever, under applicable law, the Certificate or this Agreement, any notice is required to be given to the Member or any Director, a waiver thereof in writing signed by the Person or Persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

Section 13.3         Seal. If one be adopted, the Company seal shall have inscribed thereon the name of the Company and shall be in such form as may be approved by the Management Directors. Such seal may be used by causing it or a facsimile of it to be impressed or affixed or in any manner reproduced.

Section 13.4         Fiscal Year. The fiscal year of the Company shall be the calendar year, or as the Member may designate by resolution, subject to the provisions of Code § 706.

Section 13.5         Checks, Notes, Etc. All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other Person or Persons as the Management Directors may from time to time designate by written consent. The Management Directors may authorize by written consent any officer or officers or such other Person or Persons to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.

Section 13.6         Voting Upon Securities by the Company. Unless otherwise ordered by the Management Directors, the President, acting on behalf of the Company, shall have full power and authority to attend and to act and to vote at any meeting of security holders of any corporation, partnership, limited liability company or other entity in which the Company may hold interests and, at any such meeting, shall posses and may exercise any and all of the rights and powers incident to the ownership of such interests which, as the owner thereof, the Company might have possessed and exercised, if present. The Management Directors by written consent from time to time may confer like powers upon any other individual or individuals.

Section 13.7         Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.

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Section 13.8         Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 13.9         Subject to All Laws. The provisions of this Agreement shall be subject to all valid and applicable laws, including but not limited to the Act as now or hereafter amended, and in the event that any of the provisions of this Agreement are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Agreement shall be deemed modified accordingly and, as so modified, to continue in full force and effect.

Section 13.10         Allocation of Profits and Losses; Tax Status. The Company’s profits and losses shall be allocated to the Member. At all times that the Company has only one member (who owns 100% of the membership interests in the Company), it is the intention of the Member that the Company be disregarded for federal income tax purposes. No Person shall take any action that would be inconsistent with such treatment.

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IN WITNESS WHEREOF, the Member has executed this Agreement as of the day and year first above written.

Wainwright Holdings, Inc.

By:	/s/ Nicholas D. Gerber
Nicholas D. Gerber
President

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